Exhibit 10.96

COMPROMISE, SETTLEMENT, AND RELEASE AGREEMENT

This Compromise, Settlement, and Release Agreement (“Agreement”) is made and entered into by and among CRDENTIA CORP., a Delaware corporation (“Crdentia”); CRDE CORP, a Delaware corporation (“CRDE”); ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC., an Arizona corporation (“Arizona Home Health”); WILLIAM “BILL” W. CROCKER (“B. Crocker”); and WILLIAM “CAMP” C. CROCKER (“C. Crocker”)(B. Crocker and C. Crocker are sometimes collectively referred to herein as the “Crockers”)(Crdentia, CRDE, Arizona Home Health, B. Crocker, and C. Crocker are sometimes referred to herein collectively as the “Parties” or singularly as a “Party”), and is effective as of March 29, 2007 (the “Effective Date”).

I.

RECITALS

WHEREAS, on or about August 26, 2004, Crdentia, CRDE, AHHC Acquisition Corporation (a wholly-owned subsidiary of CRDE), Arizona Home Health, B. Crocker, and C. Crocker entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”) and related agreements, including a Receivables Allocation Agreement (the “Allocation Agreement”);

WHEREAS, pursuant to the Acquisition Agreement, AHHC Acquisition Corporation merged with and into Arizona Home Health such that Arizona Home Health remained as the surviving corporation and became a wholly-owned subsidiary of CRDE and thus part of the corporate umbrella of Crdentia;

WHEREAS, on or about February 23, 2006, B. Crocker instituted a legal proceeding styled William C. Crocker v. Crdentia Corp. and Arizona Home HealthCare/Private Duty, Inc. Civil Action No. 06C-02-226 SCD; pending in the Superior Court of the State of Delaware in and for New Castle County (the “Lawsuit”), wherein B. Crocker asserted claims against Crdentia and Arizona Home Health for, among other things, breach of contract, declaratory relief, and conversion arising out of the Acquisition Agreement and the Allocation Agreement;

WHEREAS, on or about May 8, 2006, Crdentia, Arizona Home Health, and CRDE (as intervenor) filed their counterclaim in the Lawsuit, asserting claims against the Crockers for, among other things, fraud, indemnity, and declaratory relief arising out of the Acquisition Agreement and the Allocation Agreement;

WHEREAS, the Parties desire to avoid the additional cost, time, effort, and uncertainties that would result from litigating their respective positions and desire to enter into a settlement and complete and final release regarding the Lawsuit and all other matters between them;

WHEREAS, the Parties have agreed on all of the terms of this Agreement through extensive arms-length negotiations between the Parties and/or their counsel; and

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements undertaken herein, and other good and valuable consideration, the sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

II.

TRANSFER OF CRDENTIA COMMON STOCK TO THE CROCKERS

1.         Within ten (10) days of the Effective Date, Crdentia shall issue the Crockers a total of 312,500 fully paid, non-assessable shares (156,250 shares to each of B. Crocker and C. Crocker) of Crdentia common stock (the “Shares”). Crdentia represents and warrants to the

Crockers that the issuance of such Shares has been duly authorized by all appropriate corporate action of Crdentia.

2.         Investment Representations:

(a)                     This Agreement is made in reliance upon the Crockers’ representation to Crdentia, which by their acceptance hereof the Crockers hereby confirm, that the Shares will be acquired for investment for their own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Crockers have no present intention of selling, granting participation in, or otherwise distributing the same. The Crockers also represent and warrant that they have sufficient business and financial experience to enable them to protect their own interests in connection with the issuance of the Shares hereunder.

(b)                    Each of the Crockers is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). Each of the Crockers believes that he has received all the information he considers necessary or appropriate for deciding whether to accept the Shares. The Crockers further represent that they have had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)                     The Crockers understand that the Shares they are accepting hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Crdentia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Crockers represent that they are familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act. The Crockers understand that the Shares have not been registered under the Act and have not been registered or qualified in any state in which they are offered, and thus the Crockers will not be able to resell or otherwise transfer the Shares unless they are registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)                    It is understood that the certificate(s) evidencing the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144 PROMULGATED UNDER SUCH ACT.”

3.         The Crockers represent and warrant to Crdentia that, in electing to accept the Shares, they have relied solely on publicly available information regarding Crdentia and that Crdentia has not provided them with any non-public information or made any representations or warranties whatsoever regarding Crdentia’s business or the value of the Shares.

III.

DESIGNATED RECEIVABLES

4.         The Crockers hereby assign to Crdentia and/or Arizona Home Health all of their right, title, and interest, if any, in and to the Designated Receivables (as defined in the Allocation Agreement), including but not limited to any and all receivables listed on the exhibit attached hereto as Exhibit “A.”

5.         The Crockers agree that any monies previously collected by Crdentia and/or Arizona Home Health and not previously remitted to the Shareholder Representative (as defined in the Allocation Agreement) in respect of the Designated Receivables shall remain the sole property of Crdentia and/or Arizona Home Health, and the Crockers agree that they shall have no rights whatsoever to such monies. Further, the Crockers agree that any monies collected by Crdentia and/or Arizona Home Health in respect of the Designated Receivable in the future shall be the sole property of Crdentia and/or Arizona Home Health, and the Crockers agree that they shall have no rights whatsoever to such monies.

6.         The Crockers agree that Crdentia and/or Arizona Home Health shall have no further obligations to the Crockers under’ the Allocation Agreement.

IV.

MUTUAL GENERAL RELEASES

7.         For and in consideration of the terms set forth herein, B. Crocker and C. Crocker on behalf of themselves and their predecessors, successors, corporations, partners, joint venturers, partnerships, affiliates, representatives, agents, attorneys, employees, spouses, insurers, assigns, beneficiaries, and related entities, hereby fully and forever GENERALLY RELEASE, ACQUIT, DISCHARGE, DISCLAIM, and RENOUNCE any and all claims, demands, damages, actions, causes of action, and/or suits of whatever nature, in law or equity, statutory, common law, or otherwise, that they have, might have, or ever had, known and realized or unknown and not realized, that are based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, or thing whatsoever, occurring from the beginning of time through the Effective Date of this Agreement, against Crdentia, CRDE, and/or Arizona Home Health, and/or any of their past, present, and future parent entities, affiliates, subsidiaries, shareholders, officers, directors, partners, partnerships, fiduciaries, trustees, employees, agents, insurers, predecessors, successors, assigns, attorneys, spouses, administrators, and related entities, including but not limited to any matters that are based on, arise out of, or are in any way related to or connected with the allegations in the Lawsuit, the Acquisition Agreement, or the Allocation Agreement. Notwithstanding anything to the contrary herein, this release does not release the obligations of the Parties set forth in this Agreement.

8.         For and in consideration of the terms set forth herein, Crdentia, CRDE, and Arizona Home Health, on behalf of themselves and their predecessors, successors, corporations, parents, subsidiaries, members, partners, joint venturers, partnerships, affiliates, representatives, agents, attorneys, employees, officers, directors, insurers, assigns, and beneficiaries, hereby fully and forever GENERALLY RELEASE, ACQUIT, DISCHARGE, DISCLAIM, and RENOUNCE any and all claims, demands, damages, actions, causes of action, and/or suits of whatever nature, in law or equity, statutory, common law, or otherwise, that they have, might have, or ever had, known and realized or unknown and not realized, that are based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, or thing whatsoever, occurring from the beginning of time through the Effective Date of this Agreement, against B. Crocker and/or C. Crocker and/or any of their past, present, and future predecessors, successors, corporations, partners, joint ventures, partnerships, affiliates, representatives, agents, attorneys, employees, spouses, insurers, assigns, beneficiaries, and related entities, including but not limited to any matters that are based on, arise out of, or are in any way related to or connected with the allegations in the Lawsuit, Acquisition Agreement, or the Allocation Agreement. Notwithstanding anything to the contrary herein, this release does not release the obligations of the Parties set forth in this Agreement.

V.

DISMISSAL OF LAWSUIT

9.         Upon receipt by the Crockers of the certificates representing the Shares, the Parties shall immediately file a joint motion to dismiss the Lawsuit with prejudice and request the Court to execute an order regarding the same that provides that the Lawsuit is dismissed with prejudice and that all costs of court shall be taxed against the party incurring same. Counsel for the Crockers will draft and file such the motion and order with the Court.

VI.

ADDITIONAL PROVISIONS

10.       The Parties represent and warrant that they have been duly authorized by all requisite action (via shareholder, board and/or court approval or otherwise, as necessary) to execute and enter into this Agreement and that the persons executing this Agreement have the full power, capacity, and authority to execute this Agreement on behalf of any Party so indicated.

11.       The Parties represent and warrant that they have not assigned or transferred any of the rights, claims, or causes of action that are being released pursuant to this Agreement.

12.       This Agreement cannot be revised, extinguished, or otherwise amended orally. This Agreement may be revised, extinguished, or otherwise amended only by a writing signed by all of the Parties or their respective duly authorized representatives.

13.       No breach of any provision of this Agreement can be waived by any Party unless it is done in writing and all of the Parties agree to the waiver in writing.  The waiver of any breach of a provision of this Agreement by a Party shall not be deemed to be a waiver of any other breach of the same or other provisions of the Agreement.

14.       The Parties and/or their counsel have jointly reviewed and revised and otherwise contributed to the drafting of this Agreement and, as a result, the Parties agree that any normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed to the interpretation of this Agreement.

15.       Any section headings have been inserted only for convenience of reference and shall not be afforded any effect in the construction or interpretation of this Agreement.

16.       The Parties agree that this Agreement constitutes the entire agreement between the Parties and supersedes all prior discussions, negotiations, understandings, and agreements, whether oral or written, all of which are merged herein.

17.       Should any provision, term, or condition of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, unenforceable, or invalid, the validity or legality of the remaining parts, terms, or provisions shall not be affected thereby and shall continue in full force and effect and said illegal or invalid provision, term, or condition shall be deemed not to be part of this Agreement.

18.       Neither the negotiation, execution, or entry of this Agreement, nor any payment of any consideration contemplated by this Agreement, shall constitute or shall be construed as an acknowledgment or admission of liability. This Agreement constitutes a compromise and settlement and shall not be deemed an admission by any Party of liability to any other Party or to any person or entity, all liability being expressly denied by the Parties. Neither this Agreement, nor any of its terms, shall be offered or received in evidence in any proceeding or utilized in any manner whatsoever as an admission of any wrongdoing of any nature or any liability therefore on the part of the Parties.

19.       No Party shall be in breach of any covenant, agreement, or obligation hereunder unless such Party fails to cure any alleged breach within ten (10) days from the receipt of written notice specifying the circumstances of such breach from any other Party.

20.       All notices and communications hereunder shall be in writing and shall be delivered via personal delivery, via certified mail, return receipt requested, or via a reputable overnight delivery service to the Parties at the addresses indicated in the Acquisition Agreement.

21.       This Agreement shall be governed by and interpreted according to the substantive laws of the State of Arizona, excluding its choice of law rules.

22.       Any legal proceedings arising out of the formation, execution, or performance of this Agreement, or any of the Parties’ rights or remedies hereunder, shall be brought solely in the state or federal courts in Maricopa County, Arizona.

23.       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

- END OF TEXT OF AGREEMENT -

WILLIAM W. CROCKER, Individually

/s/ William W. Crocker

THE STATE OF ARIZONA	§
§
COUNTY OF MARICOPA	§

This instrument was acknowledged before me on this      day of April, 2007, by William B. Crocker, for the purposes and consideration set forth herein.

/s/ Ivette Torres
Notary Public, State of
Notary’s Printed Name

[SEAL]

WILLIAM C. CROCKER, Individually

/s/ William C. Crocker

THE STATE OF ARIZONA	§
§
COUNTY OF MARICOPA	§

This instrument was acknowledged before me on this 6 day of April, 2007, by William B. Crocker, for the purposes and consideration set forth herein.

/s/ Ivette Torres
Notary Public, State of
Notary’s Printed Name

[SEAL]

CRDENTIA CROP.

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of Crdentia Corp., for the purposes and consideration set forth herein.

/s/ Janna G. Warren
[SEAL]	Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

CRDE CORP.

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of CRDE Corp., for the purposes and consideration set forth herein.

[SEAL]	/s/ Janna G. Warren
Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC.,

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of Arizona Home Health Care/Private Duty, Inc., for the purposes and consideration set forth herein.

[SEAL]	/s/ Janna G. Warren
Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

Crdentia Corp

Client	Status	Amount

Alex Zdrale-MD Home Health	Possibly collectible	1,440 00
Dustee Parrish	Possibly collectible	640 00
Dennis Weaver	Possibly collectible	1,220 00
Kevin Stoker	Possibly collectible	450 00
Saguaro Horizons	Possibly collectible	3,964 50
Arizona Surgical Hospital	Pymts Located	1,114 50
Jesse Schifo	Pymts Located	1,288 00
Kevin Stoker	Pymts Located	2,175 50
Kevin Stoker	Pymts Located	3,094 75
Northwest Hospital	Pymts Located	2,252 00
Palo Verde Hospital	Pymts Located	1,332 25
Posada Del Sol	Pymts Located	7,603 14
Sonora	Pymts Located	1,225 50
Tuscon Medical Center	Pymts Located	843 38
Casa Grande Regional	Short Paid/Adj	-1,741 01
Casa Grande Regional	Short Paid/Adj	-2,335 50
Casa Grande Regional	Short Paid/Adj	193 00
Gerald Johnson	Short Paid/Adj	69 00
Kino Community Hospital	Short Paid/Adj	28,497 37
MIHS Health	Short Paid/Adj	-356 50
MIHS Health	Short Paid/Adj	11 40
Roger Lyftogt	Short Paid/Adj	0 50
St Joseph’s Hospital	Short Paid/Adj	-53 44
Tuscon Medical Center	Short Paid/Adj	-16 00
University Physicans Hospital	Short Paid/Adj	861 50
University Physicans Hospital	Short Paid/Adj	822 50
University Physicans Hospital	Short Paid/Adj	108 00
University Physicans Hospital	Short Paid/Adj	-7,448 88
University Physicans Hospital	Short Paid/Adj	212 00
Posada Del Sol	Cr Adj due Client	4,176 13
Arizona State Prison Wilmot	no invoice copy located	14,056 00
Arizona State Prison Wilmot	no invoice copy located	45 00
Central Arizona Detention Ctr	no invoice copy located	15,327 00
Debbie Weaver	no invoice copy located	13,605 00
Desert Samaritan	no invoice copy located	218 25
Eldorado Hospital	no invoice copy located	2,264 75
Florence Correctional	no invoice copy located	5,633 75
Kevin Stoker	no invoice copy located	2,669 75
Robert Dean	no invoice copy located	3,047 50
Roger Lyftogt	no invoice copy located	5,133 50
Seaohf	no invoice copy located	628 00
Jack Daer-Mercy Care	Possibly collectible	57,142 03

171,414.12